Exhibit 99.1

KLX ENERGY SERVICES ANNOUNCES THIRD QUARTER 2019 COST REDUCTION PROGRAM;
SEPARATELY ANNOUNCES NON-CASH ASSET IMPAIRMENT CHARGE;
GENERATES STRONG THIRD QUARTER CASH FLOW

WELLINGTON, FL, November 19, 2019 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical, asset light oilfield services, announced a major cost reduction program to address the abrupt deterioration in industry conditions, which accelerated downward through the end of the third quarter ended October 31, 2019.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “Contemporaneously with the abrupt decline in activity, we took steps to align our business with current customer demand. Specifically, we implemented an approximate 17 percent reduction in force, as compared with the Company’s July 31, 2019 staffing levels, consistent with the approximate 18 percent sequential quarterly decline in our third quarter revenues. We aggressively cut costs in every area of our business, and we warm stacked the vast majority of our Permian based wireline assets. As a result of these and other measures, we expect to take a third quarter charge of approximately $13 million. Notwithstanding the precipitous decline in industry conditions, we generated approximately $44 million in cash flow from operations and approximately $31 million in free cash flow, bringing our cash balance to approximately $121 million for the quarter ended October 31, 2019. In addition, our $100 million credit facility remains undrawn.”

Mr. Khoury added, “The second quarter to third quarter decrease in aggregate operating frac spreads in the DJ, Niobrara and Williston basins was approximately 20 percent, while our Rocky Mountains segment revenues declined approximately 9 percent. In the gassier basins, including the Marcellus, Utica, Woodford and Haynesville, the number of operating frac spreads declined approximately 50 percent, while our Northeast/Mid-Con segment revenues declined approximately 20 percent. In the Permian and Eagle Ford shale basins, the operating frac spread count declined approximately 22 percent, while our Southwest segment revenues were down approximately 28 percent as we elected to warm stack the vast majority of our wireline assets due to the weak pricing environment. We will continue to monitor our cost structure to ensure it is aligned with operating activity, while maintaining our ability to support our customers.

“We expect to begin to realize the benefit of our business realignment actions early in the fourth quarter of this year. While we have reduced our personnel levels substantially, we are also recruiting experienced coiled tubing personnel to join the Company in the fourth quarter as we have begun to receive and deploy our five new large diameter coiled tubing spreads. The impacts of both coiled tubing start-up costs and the onset of the traditionally slower winter season will be a drag on earnings in the fourth quarter. The implementation of the Company’s coiled tubing strategy in all of our geographical segments to pull through our broad range of asset light services will be a major strategic priority in 2020, along with continued tight cost control, free cash flow generation and further strengthening of the Company’s balance sheet.”

Commenting on the impairment charge, Mr. Khoury stated, “The abrupt deterioration in industry conditions, which accelerated through the end of our third quarter, was driven by a sharp sequential quarterly decline in U.S. land rig count and an unprecedented decline in active frac spreads from the second quarter to the third quarter. In fact, there was a significant sequential decline in hydraulic fracturing activity during each month of the third quarter. The decline in Exploration & Production activity resulted in lower demand levels and lower current and expected revenues for our business, which led the Company to accelerate its annual testing for asset impairment into the third quarter. While the Company has not yet completed this analysis, we expect to report a non-cash asset impairment charge in the range of approximately $45 million to $60 million. The Company is in the process of finalizing the actual amount of the impairment charge, which will be completed prior to reporting its third quarter financial results.”

Mr. Khoury concluded, “We remain focused on serving the needs of our customers by providing a broad portfolio of product service lines across all major basins, while preserving a solid balance sheet, maintaining sufficient operating liquidity and prudently managing our capital expenditures. In an operating environment where our financial strength is a key differentiator, we believe the cost reduction actions discussed above and the anticipated positive impact from the roll-out of five new large diameter coiled tubing units and the resulting pull through of our broad range of asset light services, will allow us to continue to generate free cash flow through 2020 despite the anemic demand levels the industry is experiencing.”

The Company will announce its third quarter 2019 financial results in its regularly scheduled earnings release and conference call to be held on December 5, 2019 at 9:00 AM EST.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 40 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes free cash flow which is a “non-GAAP financial measure” as defined in Regulation G of the Exchange Act. See “Reconciliation of Non-GAAP Financial Measures.”

The Company uses the above described adjusted measure to evaluate and assess the operational strength and performance of the business. The Company believes this financial measure is relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance.  This financial measure should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities (as defined under GAAP), the most directly comparable GAAP measure, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above-mentioned non-GAAP financial measure to the most directly comparable GAAP financial measure:

RECONCILIATION OF NET CASH FLOW PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

THREE MONTHS ENDED
October 31, 2019
Net cash flow provided by operating activities	$44.3
Capital expenditures	(13.6)
Free cash flow	$30.7

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148

Michael.Perlman@klxenergy.com